Exhibit 10.23
Lease Agreement
By and Between
Harbor Investment Partners,
a California general partnership
as Landlord
and
NovaRay, Inc.,
a Delaware corporation
as Tenant
Dated July 1, 2005

i

Exhibit
A	Diagram of the Premises

B	Rules and Regulations

C	Form of Tenant Estoppel Certificate

D	Hazardous Materials Disclosure Certificate

Lease Agreement
Basic Lease Information

Lease Date:	July 1, 2005

Landlord:	Harbor Investment Partners,
a California general partnership

Landlord’s Address:	c/o UBS Realty Investors llc
455 Market Street, Suite 1540
San Francisco, California 94105
Attention: Asset Manager,
The Harbor Business Park

All notices sent to Landlord under this Lease shall be sent to the above address, with copies to:

Insignia/ESG of California, Inc.
160 West Santa Clara Street, Suite 1350
San Jose, California 95113
Attention: Property Manager,
The Harbor Business Park

Tenant:	NovaRay, Inc.,
a Delaware corportation

Tenant’s Contact Person:	Marc Whyte

Tenant’s Address and	1850 Embarcadero Road
Telephone Number:	Palo Alto, California 94303
(650) ______________________

Premises Square Footage:	Approximately twelve thousand twenty-two (12,022) rentable square feet

Premises Address:	1850 Embarcadero Road
Palo Alto, California 94303

Project:	The Harbor Business Park, 1800–1858 Embarcadero Road and 2445—2465 Faber Place, Palo Alto, California, together with the land on which the Project is situated and all Common Areas

Building (if not the same	1850 Embarcadero Road
as the Project):	Palo Alto, California 94303

Tenant’s Proportionate
Share of Project:	4.64%

Tenant’s Proportionate
Share of Building:	54.59%

Length of Term:	Eighteen (18) months

Commencement Date:	August 1, 2005

Expiration Date:	January 31, 2007

Monthly Base Rent:	Months	Sq. Ft.	Monthly Base Rate	Monthly Base Rent
	1 — 12	12,022	× $1.00	=$12,022.00
	13 — 18	12,022	× $1.03	=$12,382.66

Prepaid Base Rent:	Twelve Thousand Twenty-Two Dollars ($12,022.00)

Prepaid Additional Rent:	Six Thousand Five Hundred Nineteen Dollars ($6,519.00)

Month to which Prepaid Base Rent and Additional Rent will be Applied:	First (1st) month of the Term

Security Deposit:	Thirty Seven Thousand One Hundred Forty Seven and 98/100 Dollars ($37,147.98)

Permitted Use:	General office use and research and development

Unreserved Parking Spaces:	Thirty-nine (39) nonexclusive and undesignated parking spaces

Brokers:	BT Commercial (Landlord’s Broker)
CPS (Tenant’s Broker)

v

Lease Agreement
     This Lease Agreement is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the “Lease”.
1. Demise
     In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, Landlord does hereby lease to Tenant, and Tenant does hereby hire and take from Landlord, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.
2. Premises
     The Premises demised by this Lease is located in that certain building (the “Building”) specified in the Basic Lease Information, which Building is located in that certain real estate development (the “Project”) specified in the Basic Lease Information. The Premises has the address and contains the square footage specified in the Basic Lease Information. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and, except as expressly set forth in Paragraph 4(d)(iii) below, no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. Tenant shall have the non-exclusive right (in common with the other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that, with respect to the Project’s parking areas (the “Parking Areas”), Tenant shall have only the rights, if any, set forth in Paragraph 43 below. No easement for light or air is incorporated in the Premises. For purposes of this Lease, the term “Common Areas” shall mean all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, guests and invitees. Tenant understands and agrees that the Premises shall be leased by Tenant in its as-is condition without any improvements or alterations by Landlord.
     Landlord has the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas, the Building and/or the Project, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, Parking Areas, ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (d) use the Common

Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (e) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas, the Building and/or the Project as Landlord may, in its sole discretion, deem to be appropriate. Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building. In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant’s use of the Premises.
     No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.
3. Term
     The term of this Lease (the “Term”) shall be for the period of months specified in the Basic Lease Information, commencing on the Commencement Date and expiring on the Expiration Date, each as specified in the Basic Lease Information.
4. Rent
     (a) Base Rent. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without offset, rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”).
     Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit, the Prepaid Base Rent and first monthly installment of estimated Additional Rent (as hereinafter defined) specified in the Basic Lease Information to be applied toward Base Rent and Additional Rent for the month of the Term specified in the Basic Lease Information.
     (b) Additional Rent. This Lease is intended to be a triple-net Lease with respect to Landlord; and subject to Paragraph 13(b) below, the Base Rent owing hereunder is (i) to be paid by Tenant absolutely net of all costs and expenses relating to Landlord’s ownership and operation of the Project and the Building, and (ii) not to be reduced, offset or diminished, directly or indirectly, by any cost, charge or expense payable hereunder by Tenant or by others in connection with the Premises, the Building and/or the Project or any part thereof. The provisions of this Paragraph 4(b) for the payment of Tenant’s Proportionate Share(s) of Expenses (as hereinafter defined) are intended to pass on to Tenant its share of all such costs and expenses. In addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this Paragraph 4, Tenant’s Proportionate Share(s) of all costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof (collectively, the “Expenses”), including, without limitation, all the following items (the “Additional Rent”):
          (i) Taxes and Assessments. All real estate taxes and assessments, which shall include any form of tax, assessment, fee, license fee, business license fee, levy, penalty (if a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (A) determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent and/or other sums due under this Lease; (B) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof; (C) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (D) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or (E) surcharged against the Parking Areas. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease. “Taxes and assessments” shall also include legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes.
          (ii) Insurance. All insurance premiums for the Building and/or the Project or any part thereof, including premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole discretion, and any deductibles paid under policies of any such insurance.
          (iii) Utilities. The cost of all Utilities (as hereinafter defined) serving the Premises, the Building and the Project that are not separately metered to Tenant, any assessments or charges for Utilities or similar purposes included within any tax bill for the Building or the Project, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges and any penalties (if a result of Tenant’s delinquency) related thereto, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building or the Project or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project, as contemplated in Paragraph 5 below (collectively, “Utility Expenses”).

          (iv) Common Area Expenses. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including Parking Areas (including, without limitation, all costs of resurfacing and restriping Parking Areas), signs and directories on the Building and/or the Project, landscaping (including maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.
          (v) Parking Charges. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building or the Project.
          (vi) Maintenance and Repair Costs. Except for costs which are the responsibility of Landlord pursuant to Paragraph 13(b) below, all costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof, including, without limitation, (A) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, (B) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof, and (C) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, gas, sewer, drainage, electrical, fire protection and life safety systems and other mechanical and electrical systems and equipment serving the Premises, the Buildings and/or the Project or any part thereof (collectively, the “Systems”).
          (vii) Life Safety Costs. All costs to install, maintain, repair and replace all life safety systems, including, without limitation, all fire alarm systems, serving the Premises, the Building and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise.
          (viii) Management and Administration. All costs for management and administration of the Premises, the Building and/or the Project or any part thereof, including, without limitation, a property management fee (the “Management Fee”), accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees, whether located on the Project or off-site, payroll taxes and legal and accounting costs and fees for licenses and permits related to the ownership and operation of the Project; provided, however, that the Management Fee shall not exceed, on an annual basis, three percent (3%) of Base Rent collected by Landlord in connection with to the ownership and operation of the Project during such period.
          Notwithstanding anything in this Paragraph 4(b) to the contrary, (i) with respect to all sums payable by Tenant as Additional Rent under this Paragraph 4(b) for the replacement of any item or the construction of any new item in connection with the physical operation of the Premises, the Building or the Project (i.e., HVAC, roof membrane or coverings and Parking Areas) which is a capital item the replacement of which would be capitalized under generally accepted commercial real estate accounting practices then Tenant shall be required to pay only the pro rata share of the cost of the item falling due within the Term (including any renewal term) based upon the amortization of the same over the useful life of such item, under such generally accepted commercial real estate accounting practices, and (ii) with respect to all sums payable by Tenant as Additional Rent under this Paragraph 4(b) for earthquake insurance deductibles, to the extent any such earthquake damage relates to items which are capital items (the normal replacement of which would be capitalized under generally accepted commercial real estate accounting practices) then such deductible shall be allocated among such capital and non-capital items and the pro rata share of the deductible payable by Tenant shall limited to the costs of the damage which are allocable to the remainder of the Term (including any renewal term) based upon the costs of the non-capital items and the amortization of the capital items over their useful life, as determined by generally accepted commercial real estate accounting practices.
     (c) Exclusions from Expenses. Notwithstanding anything to the contrary contained in Paragraph 4(b) above, “Expenses” and “Additional Rent” shall not include the following (the “Expense Exclusions”):
          (i) Leasing commissions, attorneys’ fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building or Project.
          (ii) The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is actually reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant.
          (iii) Any depreciation on the Building or Project.
          (iv) Expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided to and actually paid for by another tenant or occupant of the Building or Project.
          (v) Costs incurred due to Landlord’s intentional violation of any terms or conditions of this Lease or any other lease relating to the Building or Project.
          (vi) All interest, loan fees, and other carrying costs related to any mortgage or deed of trust encumbering the Project, and all rental and other amounts payable due under any ground affecting the Project.
          (vii) Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord.
          (viii) subject to the provisions of Paragraphs 21 and 22 below, any costs of maintenance or repairs resulting from a casualty or condemnation (other than insurance deductibles which shall be governed by Paragraph 4(b)(ii) above;

          (ix) Costs for sculpture, paintings, or other objects of art (nor insurance thereon or extraordinary security in connection therewith).
          (x) Wages, salaries, or other compensation paid to any executive employees above the grade of senior property manager.
          (xi) The cost of containing, removing, or otherwise remediating any contamination of the Property (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and “PCBs”) where such contamination existed prior to the date of this Lease.
     (d) Payment of Additional Rent.
          (i) Upon commencement of this Lease, Landlord shall submit to Tenant an estimate of monthly Additional Rent for the period between the Commencement Date and the following December 31 and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord reasonably determines that the amounts payable under Paragraph 4(b) for the current year will vary from Landlord’s estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate. By April 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement (an “Expense Statement”) showing the actual Additional Rent due to Landlord for the prior calendar year, to be prorated during the first year from the Commencement Date. If the total of the monthly payments of Additional Rent that Tenant has made for the prior calendar year is less than the actual Additional Rent chargeable to Tenant for such prior calendar year, then Tenant shall pay the difference in a lump sum within thirty (30) days after receipt of such Expense Statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior calendar year shall be credited towards the Additional Rent next due, or returned to Tenant within thirty (30) days if no further Additional Rent is due.
          (ii) Landlord’s then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for purposes of calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Even though the Term has expired and Tenant has vacated the Premises, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit Expense Statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided.
          (iii) With respect to Expenses which Landlord allocates to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building, as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or otherwise. With respect to Expenses which Landlord allocates to the Project as a whole or to only a portion of the Project, Tenant’s “Proportionate Share” shall be, with respect to Expenses which Landlord allocates to the Project as a whole, the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Project and, with respect to Expenses which Landlord allocates to only a portion of the Project, a percentage calculated by Landlord from time to time in its reasonable discretion and furnished to Tenant in writing, in either case as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Project or otherwise. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Proportionate Share(s) for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building and/or the Project or that varies with the occupancy of the Building and/or the Project. Without limiting the generality of the foregoing, Tenant understands and agrees that Landlord shall have the right to adjust Tenant’s Proportionate Share(s) of any Utility Expenses based upon Tenant’s use of the Utilities or similar services as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such Utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such Utilities and similar services. If Tenant disputes any such estimate or determination of Utility Expenses, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant’s sole expense.
     (e) Tenant’s Right to Audit Expenses. Provided that Tenant is not in Default under the terms of this Lease (nor is any event occurring which, with the passage of time or the giving of notice, or both, would constitute a Default hereunder), then Tenant shall have the right within ninety (90) days after the delivery of the relevant Expense Statement to review and audit Landlord’s books and records regarding such Expense Statement for the sole purpose of determining the accuracy of such Expense Statement. Such review or audit shall be performed by a nationally recognized accounting firm that calculates its fees with respect to hours actually worked and that does not discount its time or rate (as opposed to a calculation based upon percentage of recoveries or other incentive arrangement), shall take place during normal business hours in the office of Landlord or Landlord’s property manager and shall be completed within three (3) business days after the commencement thereof. If Tenant does not so review or audit Landlord’s books and records, Landlord’s Expense Statement shall be final and binding upon Tenant. In the event that Tenant determines on the basis of its review of Landlord’s books and records that the amount of Expenses paid by Tenant pursuant to this Paragraph 4 for the period covered by such Expense Statement is less than or greater than the actual amount properly payable by Tenant under the terms of this Lease, Tenant shall promptly pay any deficiency to Landlord or, if Landlord concurs with the results of such audit in its reasonable discretion, Landlord shall promptly refund any excess payment to Tenant, as the case may be.
     (f) General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, including, without limitation, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 45 below, are referred to as the “Rent”. All Rent shall be paid in lawful money of the United States of America. Checks are to be made payable to “Harbor Investment Partners” and shall be mailed to: The Harbor, 0391, P.O. Box 3900, Los Angeles, California 90084 or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.
5. Utility Expenses
     (a) Tenant shall pay the cost of all water, sewer use, sewer discharge fees and permit costs and sewer connection fees, gas, heat, electricity, refuse pick-up, janitorial service, telephone and all materials and services or other utilities (collectively, “Utilities”) billed or metered separately to the Premises and/or Tenant, together with all taxes, assessments, charges and penalties added to or included within such cost. Tenant shall be responsible for arranging for janitorial service and all Utilities furnished to the Premises. Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord consistent with such imposed rationing, restrictions or Laws.
     (b) Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project.
6. Late Charge
     Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within five (5) days after their due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided, however, that Tenant shall be entitled to no more than three (3) notices of late payment and a five (5) day cure period during the Term (not more than once in any twelve month period) before any such late charge accrues. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty.

Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

Initials:
	Landlord	Tenant
7. Security Deposit
     (a) Cash Security
          (i) Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit specified in the Basic Lease Information as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy Tenant’s default in the payment of any Rent, (b) to repair damage to the Premises caused by Tenant, (c) to clean the Premises upon termination of this Lease, if Tenant fails to surrender the Premises to Landlord in the condition required by this Lease, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant’s default, or (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant’s interest in this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to any interest on such deposit. If Landlord so uses or applies all or any portion of said deposit, within five (5) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant’s failure to do so shall be a Default under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit.
     (b) Letter of Credit.
          (i) In lieu of the cash security required pursuant to Paragraph 7(a) above, Tenant may deliver to Landlord, at Tenant’s sole cost and expense, the Letter of Credit described below in the amount of the Security Deposit specified in the Basic Lease Information (the “LC Face Amount”) as security for Tenant’s performance of all of Tenant’s covenants and obligations under this Lease; provided, however, that neither the Letter of Credit nor any Letter of Credit Proceeds (as defined below) shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure of Landlord’s damages upon Tenant’s breach of or default under this Lease. The Letter of Credit shall be maintained in effect from the date hereof through the date that is sixty (60) days after the Expiration Date (the “LC Termination Date”). On the LC Termination Date, Landlord shall return to Tenant the Letter of Credit and any Letter of Credit Proceeds then held by Landlord (other than those Letter of Credit Proceeds Landlord is entitled to retain under the terms of this Paragraph 7(b)(i)); provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. Landlord shall not be required to segregate the Letter of Credit Proceeds from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the proceeds thereof (the “Letter of Credit Proceeds”) or any portion thereof, to the extent reasonably required (i) to remedy Tenant’s Default for non-payment of Rent and to cure any other Default under this Lease, and in either case to compensate Landlord for any loss or damage Landlord incurs as a result of such Default, (ii) to repair damage to the Premises caused by Tenant, (iii) to clean the Premises upon termination of this Lease, if Tenant fails to surrender the Premises to Landlord in the condition required by this Lease, and (iv) to reimburse Landlord for the payment of any amount which Landlord may for any purpose spend or be required to spend by reason of Tenant’s Default, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Landlord’s remedies set forth in Paragraph 25 below. Landlord shall have the additional right to draw on the Letter of Credit in accordance with Paragraph 7(b)(ii) below. In any such event and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit in an amount equal to the full LC Face Amount. Tenant’s failure to deliver such replacement Letter of Credit to Landlord within ten (10) days of Landlord’s notice shall constitute an immediate Default hereunder. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the Letter of Credit and any Letter of Credit Proceeds then held by Landlord to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Letter of Credit or Letter of Credit Proceeds.
          (ii) As used herein, Letter of Credit shall mean an unconditional and irrevocable standby letter of credit (herein referred to as the “Letter of Credit”) issued by Silicon Valley Bank, or another major national bank insured by the Federal Deposit Insurance Corporation, with assets of not less than Fifty Billion Dollars ($50,000,000,000.00) and otherwise reasonably satisfactory to Landlord (the “Bank”), naming Landlord as beneficiary, in the amount of the LC Face Amount, and otherwise in form and substance reasonably satisfactory to Landlord. The Letter of Credit shall be for an initial one-year term, shall automatically renew during the Term (without the necessity of additional documentation or action on the part of any party), and shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the full LC Face Amount, (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof and the Bank will pay to Landlord the amount of each such draw upon receipt by the Bank of a sight draft signed by Landlord and accompanied by a written certification from Landlord to the Bank stating that Landlord is entitled to draw on the Letter of Credit, and (iii) that the beneficial interest under the Letter of Credit shall be freely transferable one or more times and, therefore, in the event of Landlord’s (or any successor Landlord’s) assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord (or any successor Landlord), without recourse and without the payment of any fee or consideration, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord (or such successor) and such assignee or transferee. Any and all costs and fees associated with the set-up or general maintenance Letter of Credit shall be at the sole cost of Tenant.

          (iii) In the event that the Bank shall at any time notify Landlord that the Letter of Credit shall not be renewed beyond the next expiry date, then unless Tenant shall, not less than thirty (30) days prior to such expiry date, deliver to Landlord a replacement Letter of Credit in the full LC Face Amount and otherwise meeting the requirements set forth above, Landlord shall be entitled to draw on the Letter of Credit and shall hold the proceeds of such draw as Letter of Credit Proceeds pursuant to Paragraph 7(b)(i) above. The Letter of Credit shall expressly provide that, to be effective, any notice on non-renewal given by the Bank must be provided by the Bank concurrently to Landlord, Landlord’s property manager and Landlord’s counsel (at the address of each such party specified in the Letter of Credit).
     (c) Tenant hereby waives any and all rights under and the benefits of Section 1950.7 of the California Civil Code, and all other provisions of law now in force or that become in force after the date of execution of this Lease, only to the extent that it provides that Landlord may claim from a security deposit or Letter of Credit Proceeds only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Premises upon termination of this Lease, if Tenant fails to surrender the Premises to Landlord in the condition required by this Lease. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant’s Agents.
8. Possession
     (a) Tenant’s Right of Possession. Subject to Paragraph 8(b), Tenant shall be entitled to possession of the Premises upon commencement of the Term.
     (b) Early Occupancy. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to enter and occupy the Premises upon mutual execution hereof for the sole purpose of installing phone, data, equipment and otherwise preparing the Premises for Tenant’s occupancy, provided that such entry shall be subject to all of the terms and conditions of this Lease including, without limitation, Tenant’s insurance and indemnity obligations contained herein, excluding only the obligation to pay Base Rent and Additional Rent.
9. Use of Premises
     (a) Permitted Use. The use of the Premises by Tenant and Tenant’s agents, advisors, employees, partners, shareholders, directors, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws, for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other tenants’ use or occupancy of the Project. If any of Tenant’s office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building.
     (b) Compliance with Governmental Regulations and Private Restrictions. Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (i) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the Premises and such compliance is necessary due to Tenant’s specific use of the Premises, the Building or the Project or any Alterations; provided, however, that except as provided in Paragraph 9(c) below, Tenant shall not be required to make or, (subject to such limitations as provided in Paragraph 4 above) pay for, structural changes to the Premises or the Building not related to Tenant’s specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant’s request; (ii) all recorded covenants, conditions and restrictions affecting the Project (“Private Restrictions”) now in force or which may hereafter be in force; and (iii) any and all rules and regulations set forth in Exhibit B and any other rules and regulations now or hereafter promulgated by Landlord related to parking or the operation of the Premises, the Building and/or the Project (collectively, the “Rules and Regulations”). The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.
     (c) Compliance with Americans with Disabilities Act. Landlord and Tenant hereby agree and acknowledge that the Premises, the Building and/or the Project may be subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. § 12101 et seq., including, but not limited to, Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”). Subject to reimbursement pursuant to Paragraph 4 above, if any barrier removal work or other work is required to the Building, the Common Areas or the Project under the ADA, then such work shall be the responsibility of Landlord; provided, however, that if such work is required under the ADA as a result of Tenant’s particular use of the Premises or any work or Alteration (as hereinafter defined) made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including, without limitation, not discriminating against any disabled persons in the operation of Tenant’s business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises, the Building or the Project; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Building or the Project. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees or independent contractors (collectively, “Landlord’s Agents”) harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Agents’ violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.
     (d) No Roof Access. At no time during the Term shall Tenant have access to the roof of the Building or have the right to install, operate or maintain a satellite-earth communications station (antenna and associated equipment), microwave equipment and/or an FM antenna on the Building or the Project.
10. Acceptance of Premises
     (a) By its execution hereof, Tenant acknowledges that it had the opportunity to fully inspect the Premises, including, but not limited to, conducting any desired testing. Tenant hereby certifies to Landlord that neither Tenant nor any of its employees, agents, or contractors observed or has any knowledge of any mold, mildew, Mold Conditions (as hereinafter defined) or moisture within the Premises.
     (b) Subject to Paragraph 10(c) below, by entry hereunder, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, as is, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.
     (c) Landlord shall cause the mechanical, electrical, lighting, HVAC and plumbing systems serving the Premises to be in good working order and the roof on the Building to be in good condition on the Commencement Date. Any claims by Tenant under the preceding sentence shall be made in writing not later than the tenth (10th) day after the Commencement Date. In the event Tenant fails to deliver a written claim to Landlord on or before such tenth (10th) day, then Landlord shall be conclusively deemed to have satisfied its obligations under this Paragraph 10(c).
11. Surrender
     Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, fire, and other casualty, condemnation and normal wear and tear excepted), but with all interior walls painted or cleaned so they appear painted, any carpets cleaned, all floors cleaned and waxed, all non-working light bulbs and ballasts replaced and all roll-up doors and plumbing fixtures in good condition and working order, and (b) otherwise in accordance with Paragraph 32(h). Normal wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains on any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant’s Property (as hereinafter defined) and Tenant’s signage from the Premises, the Building and the Project and repair any damage caused by such removal, and (ii) Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant’s expense to remove any or all Alterations, and to repair any damage caused by such removal. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Alterations except those which Landlord requires Tenant to remove (including those which Tenant is required to remove pursuant to Paragraph 12(i) below) shall remain in the Premises as the property of Landlord. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of this Paragraph 11 and Paragraph 32(h) below, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Paragraph 35 below) until the Premises are so surrendered in accordance with said Paragraphs, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.
12. Alterations and Additions
     (a) Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an “Alteration” and collectively as the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which affects the structural portions of the Premises, the Building or the Project or the Systems serving the Premises, the Building and/or the Project or any portion thereof.
     (b) Any Alteration to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and all requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in writing by Landlord, and shall be constructed and installed by a contractor approved in writing by Landlord. As a further condition to giving consent, Landlord may require Tenant to provide Landlord, at Tenant’s sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than one and one-half times the estimated costs of such Alterations, to ensure Landlord against any liability for mechanics’ and materialmen’s liens and to ensure completion of work. Before Alterations may begin, valid building permits or other permits or licenses required must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its costs (including, without limitation, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction. Tenant shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractor(s) procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance naming Landlord, Landlord’s manager, UBS Realty Investors llc (“UBS”), Tenant and Landlord’s lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).
     (c) All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant’s Property. If requested by Landlord, Tenant will pay, prior to the commencement of construction, an amount determined by Landlord necessary to cover the costs of demolishing such Alterations and/or the cost of returning the Premises and the Building to its condition prior to such Alterations.
     (d) No private telephone systems and/or other related computer or telecommunications equipment or lines may be installed without Landlord’s prior written consent. If Landlord gives such consent, all equipment must be installed within the Premises and, at the request of Landlord made at any time prior to the expiration of the Term, removed upon the expiration or sooner termination of this Lease and the Premises restored to the same condition as before such installation.
     (e) Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.
     (f) Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.
     (g) Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably foreseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Project immediately.
     (h) Tenant shall not use or employ materials that are susceptible to the growth of mold, particularly in areas where moisture accumulation is common.
     (i) Tenant has notified Landlord that Tenant desires to (i) make some electrical changes, and (ii) install partitioned walls in the Premises (collectively, the “Initial Alterations”). Tenant shall have the right to make the Initial Alterations to the premises, at Tenant’s sole cost and expense, provided that Tenant fully complies with the terms and conditions of Paragraphs 12(a) through 12(h) above, including, without limitation, the review and approval by Landlord of detailed plans and specifications and the approval by Landlord of Tenant’s contractor. Notwithstanding anything to the contrary contained in Paragraph 11 above, prior to the Expiration Date, Tenant shall, at Tenant’s sole cost and expense, remove the Initial Alterations described in clauses (ii) and (iii) above and restore the Premises to the condition existing prior to the construction and installation of the same.
13. Maintenance and Repairs of Premises
     (a) Maintenance by Tenant. Throughout the Term, Tenant shall, at its sole expense, (i) keep and maintain in good order and condition the Premises, and repair and replace every part thereof, including glass, windows, window frames, window casements, skylights, interior (including the floor and dropped ceiling, but excluding areas below the floor or above the dropped ceiling) and exterior doors, door frames and door closers; interior lighting (including, without limitation, light bulbs and ballasts), the plumbing and electrical systems exclusively serving the Premises, all communications systems serving the Premises, Tenant’s signage, interior demising walls and partitions, equipment, interior painting and interior walls and floors located in or on the Premises (excepting only those portions of the Building or the Project to be maintained by Landlord, as provided in Paragraph 13(b) below), (ii) furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and (iii) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Premises and, except to the extent that Landlord notifies Tenant in writing of its intention to arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing. Tenant shall not do nor shall Tenant allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project.

     (b) Maintenance by Landlord. Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Proportionate Share(s) of the cost and expense of the following items, Landlord agrees to repair and maintain the following items: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the Systems serving the Premises and the Building, excluding the plumbing and electrical systems exclusively serving the Premises; and the Parking Areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Subject to the provisions of Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, agrees to repair and maintain the following items: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls). Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Landlord’s obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair.
     (c) Tenant’s Waiver of Rights. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.
14. Landlord’s Insurance
     Landlord shall purchase and keep in force fire, extended coverage and “all risk” insurance covering the Building and the Project. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building and the Project. Landlord, as an Expense, may maintain “Loss of Rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises, the Building or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.

15. Tenant’s Insurance
     (a) Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, secure and keep in force a “broad form” commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord, Landlord’s investment advisors and agents from time to time, including, without limitation, UBS and Landlord’s lenders (collectively, “Landlord Parties”) as additional insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant’s indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Two Million Dollars ($2,000,000.00). Landlord may from time to time require reasonable increases in any such limits if Landlord believes that additional coverage is necessary or desirable. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than Two Thousand Five Hundred Dollars ($2,500.00). No policy shall be cancelable or subject to reduction of coverage without thirty (30) days’ prior written notice to Landlord, and loss payable clauses shall be subject to Landlord’s approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A-:XIII or better in Best’s Key Rating Guide.
     (b) Personal Property Insurance. Tenant shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, “Tenant’s Property”) on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. No such policy shall contain a deductible greater than Two Thousand Five Hundred Dollars ($2,500.00). During the Term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions.
     (c) Worker’s Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect worker’s compensation insurance with not less than the minimum limits required by law, and employer’s liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000.00).
     (d) Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days’ prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord).
16. Indemnification
     (a) Of Landlord. Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) arising from (i) the use of the Premises, the Building or the Project by Tenant or Tenant’s Agents, or from any activity done, permitted or suffered by Tenant or Tenant’s Agents in or about the Premises, the Building or the Project, including any mold or Mold Conditions, and (ii) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant’s Agents, and (iii) any action or proceeding brought on account of any matter in items (i) or (ii). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord’s Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (A) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except that which is caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (B) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16 shall survive any termination of this Lease.
     (b) Of Tenant. Landlord shall indemnify and hold harmless Tenant against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees) arising from (i) the gross negligence of Landlord or from any breach or default in the terms of this Lease by Landlord (if such breach or default has persisted for an unreasonable period of time after written notice of such failure), and (ii) any action or proceeding brought on account of any matter in item (i). If any action or proceeding is brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant. The obligations of Landlord under this Paragraph 16(b) shall survive any termination of this Lease.
     (c) No Impairment of Insurance. The foregoing indemnities shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.
17. Subrogation
     Landlord and Tenant hereby mutually waive any claim against the other and its Agents for any loss or damage to any of their property located on or about the Premises, the Building or the

Project that is caused by or results from perils covered by property insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.
18. Signs
     Tenant shall not place or permit to be placed in, upon, or about the Premises, the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior the Premises without obtaining Landlord’s prior written consent or without complying with Landlord’s signage criteria, as the same may be modified by Landlord from time to time, and with all applicable Laws, and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Project. Tenant shall remove any sign, advertisement or notice placed on the Premises, the Building or the Project by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Building or the Project caused thereby, all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Building or the Project at Tenant’s sole cost and expense.
19. Free From Liens
     Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys’ fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics’ and materialmen’s liens. Tenant shall give to Landlord at least five (5) business days’ prior written notice of commencement of any repair or construction on the Premises.
20. Entry By Landlord
     Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants or to alter, improve, maintain and repair the Premises or the Building as required or permitted by Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the gross negligence or willful misconduct of Landlord); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary “for sale” or “for lease” signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary.
21. Destruction and Damage
     (a) If the Premises are damaged by fire or other perils covered by extended coverage insurance, Landlord shall, at Landlord’s option:
          (i) In the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Premises, elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the date (the “Casualty Discovery Date”) Landlord obtains actual knowledge of such destruction. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.
          (ii) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Premises for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty (180) days from the Casualty Discovery Date, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event this Lease shall continue in full force and effect. If such repair and restoration requires longer than one hundred eighty (180) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event this Lease shall continue in full force and effect, or not to repair or restore, in which event this Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.
          (iii) Notwithstanding anything to the contrary contained in this Paragraph, in the event of damage to the Premises occurring during the last twelve (12) months of the Term, Landlord or Tenant may elect to terminate this Lease by written notice of such election given to the other within thirty (30) days after the Casualty Discovery Date.

     (b) If the Premises are damaged by any peril not covered by extended coverage insurance, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant’s ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.
     (c) Notwithstanding anything to the contrary in this Paragraph 21, Landlord shall have the option to terminate this Lease, exercisable by notice to Tenant within sixty (60) days after the Casualty Discovery Date, in each of the following instances:
          (i) If more than twenty-five percent (25%) of the full insurable value of the Building or the Project is damaged or destroyed, regardless of whether or not the Premises are destroyed.
          (ii) If the Building or the Project or any portion thereof is damaged or destroyed and the repair and restoration of such damage requires longer than one hundred eighty (180) days from the Casualty Discovery Date.
          (iii) If the Building or the Project or any portion thereof is damaged or destroyed and the insurance proceeds therefor are not sufficient to cover the costs of repair and restoration.
          (iv) If the Building or the Project or any portion thereof is damaged or destroyed during the last twelve (12) months of the Term.
     (d) In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration; provided, however, that Tenant shall not be entitled to such abatement to the extent that such damage or destruction resulted from the criminal acts or willful misconduct of Tenant or Tenant’s Agents. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.
     (e) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only the initial tenant improvements, if any, constructed by Landlord in the Premises pursuant to the terms of this Lease, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant’s expense, Tenant’s Alterations which were not constructed by Landlord.
     (f) Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 21 shall govern exclusively in case of such destruction.
22. Condemnation
     (a) If twenty-five percent (25%) or more of either the Premises, the Building or the Project or the Parking Areas is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty-five percent (25%) or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation or the repair or restoration of the Premises, the Building or the Project or the Parking Areas following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the Parking Areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises, the Building or the Project or the Parking Areas, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.
     (b) Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses or the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.
23. Assignment and Subletting
     (a) Tenant shall not voluntarily or by operation of law, (i) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (ii) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that (A) Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, and (B) the proposed transfer is not an assignment or a sublease under a previous assignment or an existing sublease. Any Sale Transaction (as hereinafter defined) shall be deemed to be an assignment under this Lease. When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide (1) a fully completed Hazardous Materials Disclosure Certificate for such assignee or subtenant in the form of Exhibit D hereto, and (2) current and prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (w) terminate this Lease as of the commencement date stated in the proposed sublease or assignment, (x) sublease or take an assignment, as the case may be, from Tenant of the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (y) consent to the proposed assignment or sublease, or (z) refuse its consent to the proposed assignment or sublease, provided that such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (w) and (x), respectively, then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement. For purposes of this Lease, the following terms shall have the meanings set forth below:
          (i) “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-

voting) of, such Person’s capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).
          (ii) “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.
          (iii) “Sale Transaction” shall mean: (A) (1) the merger or consolidation of Tenant into or with one or more Persons, (2) the merger or consolidation of one or more Persons into or with Tenant or (3) a tender offer or other business combination, if, in the case of clause (1), (2) or (3) the stockholders of Tenant prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person; or (B) the voluntary sale, conveyance, exchange or transfer to another Person, in one transaction or a series of transactions, of (1) the voting Capital Stock of Tenant if, after such sale, conveyance, exchange or transfer, the stockholders of Tenant prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of Tenant or (2) all or substantially all of the assets of Tenant.
     (b) Notwithstanding anything in Paragraph 23(a) above to the contrary, Tenant may, without obtaining the prior consent of Landlord, without Landlord’s having any rights pursuant to clause (w) or (x) of Paragraph 23(a) above, and without the payment of any amounts pursuant to Paragraph 23(d) below, assign, transfer or sublease this Lease or the whole or any part of the Premises to any corporation or other entity which (a) controls, is controlled by, or is under common control with Tenant, (b) acquires all or substantially all of Tenant’s assets or stock, or (c) results from the merger or consolidation of Tenant with another entity (each, a “Permitted Transferee”); provided that (i) Tenant shall give not less than ten (10) days’ prior written notice thereof to Landlord (to the extent such notice is permitted by applicable Law), (ii) Tenant shall continue to be fully obligated under this Lease, (iii) any such assignee or sublessee shall expressly assume and agree to perform all the terms and conditions of this Lease to be performed by Tenant (but with respect to a sublease, only with respect to that portion of the Premises that is the subject of the sublease and excluding all rental obligations of Tenant hereunder), and (iv) the assignee or sublessee shall have a tangible net worth, determined in accordance with generally accepted accounting principles consistently applied (“Net Worth”), at least equal to Tenant’s Net Worth as of the date of this Lease. In addition, (1) in no event shall an initial public offering by Tenant be deemed to be constitute a Sale Transaction or other transfer requiring Landlord’s consent under this Lease, (2) in no event shall any transfer of the Capital Stock of Tenant (whether voting or otherwise) be deemed to constitute a Sale Transaction or other transfer requiring Landlord’s consent under this Lease at any time during which Tenant is a publicly held entity, and (3) in no event shall the merger or consolidation of one or more Persons into or with Tenant be deemed to constitute a Sale Transaction or other transfer requiring Landlord’s consent under this Lease provided that Tenant is the surviving entity and the Net Worth of Tenant immediately following such merger or consolidation is equal to or greater than the Net Worth of Tenant immediately prior to such merger or consolidation.
     (c) Without otherwise limiting the criteria upon which Landlord may withhold its consent under Paragraph 23(a) above, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (i) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Project; (ii) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called “exclusive” use then in favor of any other tenant of the Building or the Project, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and the Project services then imposed by Tenant; (iii) the business reputation of the proposed individuals who will be managing and operating the business operations of the assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant; and (iv) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (A) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put, or (B) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof.
     (d) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the difference, if any, between (i) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (ii) the rent and any additional rent payable by the assignee or sublessee to Tenant, less reasonable and customary market-based leasing commissions, if any, incurred by Tenant in connection with such assignment or sublease, which commissions shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease. In any subletting undertaken by Tenant, Tenant shall list or offer the sublease premises at a rental rate not less than Landlord’s then current asking-rate for similarly situated space in the Project (the “Asking Rate”) and shall diligently seek to obtain not less than the Asking Rate for the space so sublet. In any assignment of this Lease in whole or in part, Tenant shall list or offer the premises subject to such assignment at a rate not less than the Asking Rate and shall diligently seek to obtain from the assignee consideration reflecting a value of not less than the Asking Rate for the space subject to such assignment. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

     (e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or subletting).
     (f) Tenant shall pay Landlord’s reasonable fees (including, without limitation, the fees of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.
     (g) Notwithstanding anything in this Lease to the contrary, in the event Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this Paragraph 23, Tenant’s assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises. In furtherance of the foregoing, Tenant acknowledges and agrees on behalf of itself and any assignee or subtenant claiming under it (and any such assignee or subtenant by accepting such assignment or sublease shall be deemed to acknowledge and agree) that no sub-subleases or further assignments of this Lease shall be permitted at any time.
     (h) Any Person who enters into an assignment or sublease under this Lease (a “Transferee”) shall be deemed to have agreed to the provisions of clauses (i) through (iv) below:
          (i) Notwithstanding anything to the contrary contained in this Lease or in any document, instrument or agreement entered into by Tenant and any Transferee in connection with any assignment or sublease (a “Transfer”), if for any reason whatsoever this Lease shall terminate prior to the scheduled expiration of the Transfer (e.g., the sublease) (including, without limitation, a termination of this Lease upon a default by Tenant hereunder, a rejection and termination of this Lease by Tenant in bankruptcy or insolvency proceedings, or a consensual termination of this Lease by Landlord and Tenant), Landlord shall have the election, exercisable in its sole and absolute discretion, to (A) allow the Transfer to terminate as provided in clauses (ii) and (iii) below, or (B) maintain the Transfer in full force and effect, in which event the assignee or sublessee (the “Transferee”) shall attorn to Landlord on the terms set forth in this Paragraph 23(h).
          (ii) Within thirty (30) days after the termination of this Lease (such 30-day period being herein referred to as the “Effective Period”), Landlord shall inform the Transferee in writing of Landlord’s election to (A) allow the Transfer to terminate (such a notice, if given, being herein referred to as a “Termination Notice”), or (B) maintain the Transfer in full force and effect (such a notice, if given, being herein referred to as an “Attornment Notice”). Pending the receipt by the Transferee of either such notice or, if neither notice is given, the expiration of the Effective Period, the Transferee shall remain in possession of the premises demised under the Transfer (the “Transfer Premises”) and shall continue to perform, for the benefit of Landlord, all of the obligations of the Transferee under the Transfer, including, without limitation, the payment directly to Landlord of all rent and other amounts coming due under the Transfer during the Effective Period. Landlord shall not be deemed to have assumed or agreed to perform any obligations of Tenant under the Transfer unless and until Landlord delivers an Attornment Notice to the Transferee.

          (iii) In the event that Landlord provides a Termination Notice to the Transferee during the Effective Period or, if Landlord otherwise fails to deliver an Attornment Notice to the Transferee within such Effective Period, then the Transfer shall automatically terminate effective as of the delivery of the Termination Notice or, if no such Termination Notice is given, as of the end of the Effective Period. If Landlord delivers an Attornment Notice to the Transferee within the Effective Period, (A) the Transfer shall continue with the same force and effect as if Landlord and the Transferee had entered into a lease on the same provisions as those contained in the Transfer, excepting only that any unexercised renewal option or expansion option contained in the Transfer shall lapse and shall no longer be exercisable by the Transferee, and (B) the Transferee shall attorn to Landlord and perform all of the Transferee’s obligations under the Transfer directly to Landlord as if Landlord were the landlord under the Transfer, and, provided that the Transferee is not then in default, Landlord shall continue to recognize the estate of the Transferee created under the Transfer and shall perform Tenant’s obligations thereunder arising from and after the date of such termination of this Lease. The above provisions of this clause (iii) shall be self-operative without the need for any additional documentation; however, upon the request of Landlord, Tenant shall enter into a lease agreement or other document prepared by Landlord memorializing the terms of Tenant’s attornment and continued occupancy of the Transfer Premises.
          (iv) The Transferee shall be entitled to rely on any Attornment Notice received from Landlord without the obligation to determine the validity thereof.
     (i) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that this Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.
24. Tenant’s Default
     The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):
     (a) The abandonment of the Premises by Tenant for a period of ten (10) consecutive days or any vacation or abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse, or the failure of Tenant to continuously operate Tenant’s business in the Premises, in each of the foregoing cases irrespective of whether or not Tenant is then in monetary default under this Lease. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

     (b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) days after the same is due; provided, however, that Tenant shall be entitled to one notice of late payment and a five (5) day cure period in each twelve (12) month period;
     (c) A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder (collectively, “Guarantor”) for the benefit of creditors;
     (d) The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;
     (e) Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;
     (f) Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity;
     (g) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 30 or 31 or 42, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required by Paragraph 40, and such failure continues for five (5) days after written notice that the same are past due;
     (h) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;
     (i) Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above;
     (j) Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in any other subparagraphs of this Paragraph 24, which shall be governed by such other Paragraphs), which failure continues for twenty (20) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such twenty (20) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within sixty (60) days after the giving of the aforesaid written notice;
     (k) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. “Chronic delinquency” shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months. In the event of a Chronic delinquency, in addition to Landlord’s other remedies for Default provided in this Lease, at Landlord’s option, Landlord shall have the right to require that Rent be paid by Tenant quarterly, in advance;
     (l) Chronic overuse by Tenant or Tenant’s Agents of the number of undesignated parking spaces set forth in the Basic Lease Information. “Chronic overuse” shall mean use by Tenant or Tenant’s Agents of a number of parking spaces greater than the number of parking spaces set forth in the Basic Lease Information more than three (3) times during the Term after written notice by Landlord;
     (m) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease;
     (n) Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within twenty (20) days after the date such lien or encumbrance is filed or recorded against the Project or any part thereof;
     (o) Any failure by Tenant to immediately remove, abate or remedy any Hazardous Materials located in, on or about the Premises or the Building in connection with any failure by Tenant to comply with Tenant’s obligations under Paragraph 32;
     (p) Tenant’s failure to commence business operations in the Premises within ninety (90) days following the Commencement Date, subject to delays beyond Tenant’s reasonable control (other than financial difficulty); and
     (q) Any representation of Tenant herein or in any financial statement or other materials provided by Tenant or any guarantor of Tenant’s obligations under this Lease shall prove to be untrue or inaccurate in any material respect, or any such financial statements or other materials shall have omitted any material fact.
     Tenant agrees that any notice given by Landlord pursuant to Paragraph 24(j), (k) or (l) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.
25. Landlord’s Remedies
     (a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:
          (i) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

          (ii) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus
          (iii) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
          (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; plus
          (v) such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus
          (vi) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.
     (b) Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided that Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25(b), the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:
          (i) Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

          (ii) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.
     (c) Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.
     (d) Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 25(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 25(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord’s sole discretion. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (i) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (ii) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (iii) to the payment of any costs of such reletting; (iv) to the payment of the costs of any alterations and repairs to the Premises; (v) to the payment of Rent due and unpaid hereunder; and (vi) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.
     (e) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.
     (f) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.
     (g) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.
26. Landlord’s Right to Perform Tenant’s Obligations
     (a) Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord’s option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.
     (b) Without limiting the rights of Landlord under Paragraph 26(a) above, Landlord shall have the right at Landlord’s option, without any obligation to do so, to perform any of Tenant’s covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its sole and absolute judgment, or if Landlord otherwise determines in its sole discretion that such performance is necessary or desirable for the proper management and operation of the Building or the Project or for the preservation of the rights and interests or safety of other tenants of the Building or the Project.
     (c) If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law.
27. Attorneys’ Fees
     (a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.
     (b) Without limiting the generality of Paragraph 27(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord reasonable attorneys’ fees actually incurred by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.
28. Taxes
     Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against Tenant’s Property. If any Alteration installed by Tenant or any of Tenant’s Property is assessed and taxed with the Project or the Building, Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefor.
29. Effect of Conveyance
     The term “Landlord” as used in this Lease means, from time to time, the then current owner of the Building or the Project containing the Premises, so that, in the event of any sale of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder to the extent the purchaser assumes in writing all of Landlord’s obligations under this Lease, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.
30. Tenant’s Estoppel Certificate
     From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an Estoppel Certificate in substantially the form attached hereto as Exhibit C and with any other statements reasonably requested by Landlord or its designee. Any such Estoppel Certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) business days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.
31. Subordination
     This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building or the Project now or hereafter existing and each of the terms, covenants and conditions thereto (the “Superior Lease(s)”), and to all mortgages which may now or hereafter affect the Building, the Project or any of such leases and each of the terms, covenants and conditions thereto (the “Superior Mortgage(s)”), whether or not such mortgages shall also cover other lands, buildings or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Paragraph shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly execute, acknowledge and deliver any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; if Tenant fails to execute, acknowledge and deliver any such instrument within ten (10) business days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant. Without limiting the foregoing, Tenant’s failure to execute, acknowledge and deliver such instrument within the aforesaid time period shall constitute a Default hereunder. As used herein the lessor of a Superior Lease or its successor in interest is herein called “Superior Lessor”; and the holder of a Superior Mortgage is herein called “Superior Mortgagee”.
     Notwithstanding the foregoing terms of this Paragraph 31, if a Superior Lease or Superior Mortgage is hereafter placed against or affecting any or all of the Building or the Premises or any or all of the Building and improvements now or at any time hereafter constituting a part of or adjoining the Building, Landlord shall use commercially reasonable efforts to obtain an agreement from the holder thereof in recordable form and otherwise in form and substance reasonably acceptable to Tenant, whereby the holder of such Superior Lease or Superior Mortgage agrees that Tenant, upon paying the Base Rent and all of the Additional Rent and other charges herein provided for, and observing and complying with the covenants, agreements and conditions of this Lease on its part to be observed and complied with, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term (including any exercised renewal term), without hindrance or interference from anyone claiming by or through said Superior Mortgagee or Superior Lessor and that said Superior Mortgagee or Superior Lessor shall respect Tenant’s rights under this Lease and, upon succeeding to Landlord’s interest in the Building and Lease, shall observe and comply with all of Landlord’s duties under this Lease.
     If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called “Successor Landlord”), then Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment. This Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or its predecessor in interest).
32. Environmental Covenants
     (a) Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate (“Initial Disclosure Certificate”), a fully completed copy of which is attached hereto as Exhibit D and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the

Initial Disclosure Certificate is true and correct and accurately describes the Hazardous Materials which will be manufactured, treated, used or stored on or about the Premises by Tenant or Tenant’s Agents. Tenant shall, on each anniversary of the Commencement Date and at such other times as Tenant desires to manufacture, treat, use or store on or about the Premises new or additional Hazardous Materials which were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) describing Tenant’s then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificates shall be in the same format as that which is set forth in Exhibit D or in such updated format as Landlord may require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use or storage of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Materials in its sole and absolute discretion. Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate or as otherwise approved by Landlord in writing in accordance with this Paragraph 32(a).
     (b) As used in this Lease, the term “Hazardous Materials” means (i) any substance or material that is included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant,” “hazardous waste,” or “solid waste” in any Environmental Law (as defined in Paragraph 32(c) below); (ii) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (iii) polychlorinated biphenyls (PCBs); (iv) asbestos and asbestos containing materials (whether friable or non-friable); (v) lead and lead-based paint or other lead containing materials (whether friable or non-friable); (vi) urea formaldehyde; (vii) microbiological pollutants; (viii) batteries or liquid solvents or similar chemicals; (ix) radon gas; and (x) mildew, fungus, mold, bacteria and/or other organic spore material, whether or not airborne, colonizing, amplifying or otherwise.
     (c) As used in this Lease, the term “Environmental Laws” means all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials including, but not limited to, the: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. “Environmental Laws” shall include any statutory or common law that has developed or develops in the future regarding mold, fungus, microbiological pollutants, mildew, bacteria and/or other organic spore material.

“Environmental Laws” shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead-based paint or other lead containing materials.
     (d) Tenant agrees that during its use and occupancy of the Premises it will: (i) not (A) permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant’s business or (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project; (ii) comply with all Environmental Laws relating to the Premises and the use of Hazardous Materials on or about the Premises and not engage in or permit others to engage in any activity at the Premises in violation of any Environmental Laws; and (iii) immediately notify Landlord of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord or the Premises, the Building or the Project relating to any Hazardous Materials or under any Environmental Laws or (B) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Paragraph 32.
     (e) If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with: (i) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (ii) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project.
     (f) Upon reasonable notice to Tenant, Landlord may inspect the Premises and surrounding areas for the purpose of determining whether there exists on or about the Premises any Hazardous Material or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the Term. In the event (i) such inspections reveal the presence of any such Hazardous Material or other condition or activity in violation of the requirements of this Lease or of any Environmental Laws, or (ii) Tenant or Tenant’s Agents contribute or knowingly consent to the presence of any Hazardous Materials in, on, under, through or about the Premises, the Building or the Project or exacerbate the condition of or the conditions caused by any Hazardous Materials in, on, under, through or about the Premises, the Building or the Project, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement therefor. Tenant will supply to Landlord such historical and operational information regarding the Premises and surrounding areas as may be reasonably requested to facilitate any such inspection and will make available for meetings appropriate personnel having knowledge of such matters. Tenant agrees to give Landlord at least sixty (60) days’ prior notice of its intention to vacate the Premises so that Landlord will have an opportunity to perform such an inspection prior to such vacation. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage, treatment or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

     (g) Landlord shall have the right, but not the obligation, prior or subsequent to a Default, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under, or emanating from, the Premises, the Building or the Project in violation of Tenant’s obligations under this Lease or under any Environmental Laws. Notwithstanding any other provision of this Lease, Landlord shall also have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority with regard to any such Hazardous Materials or contamination by Hazardous Materials caused by Tenant or its Agents. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Paragraph 32 shall be payable by Tenant upon demand.
     (h) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of (i) mold, Mold Conditions, debris, waste, and (ii) Hazardous Materials placed on, about or near the Premises by Tenant or Tenant’s Agents, and in a condition which complies with all Environmental Laws and any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project, including, without limitation, the obtaining of any closure permits or other governmental permits or approvals related to Tenant’s use of Hazardous Materials in or about the Premises. Tenant’s obligations and liabilities pursuant to the provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.
     (i) Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises or the property in which the Premises is located, damages due to loss or restriction of rentable or usable space, and damages due to any adverse impact on marketing of the space and any and all sums paid for settlement of claims), liabilities and expenses (including, without limitation, attorneys’, consultants’, and experts’ fees) incurred by Landlord during or after the term of this Lease and attributable to (i) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant’s Agents, or (ii) Tenant’s breach of any provision of this Paragraph 32. This indemnification includes, without limitation, any and all costs incurred by Landlord due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.
     (j) Because mold spores are present essentially everywhere and mold can grow in almost any moist location, Tenant acknowledges the necessity of adopting and enforcing good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around HVAC systems and associated drains) for the prevention of mold (such measures, “Mold Prevention Practices”). Tenant will, at its sole cost and expense keep and maintain the Premises in good order and condition in accordance with the Mold Prevention Practices and acknowledges that the control of moisture, and prevention of mold within the Premises, are integral to its obligations under this Lease.

     (k) Tenant, at its sole cost and expense, shall:
          (i) Regularly monitor the Premises for the presence of mold and any conditions that reasonably can be expected to give rise or be attributed to mold or fungus including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks or any other water penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the “Mold Conditions”); and
          (ii) Immediately notify Landlord in writing if it observes, suspects, has reason to believe mold or Mold Conditions exist at the Premises.
     (l) In the event of suspected mold or Mold Conditions at the Premises, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present at the Premises.
     (m) Tenant hereby releases and relieves Landlord from any and all liability for bodily injury or damage to property and hereby waives any and all claims against Landlord related to or allegedly caused by or associated with any mold and Mold Conditions in or on the Premises.
     (n) The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.
33. Notices
     All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above.
34. Waiver
     The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.
35. Holding Over
     Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to the greater of one hundred fifty percent (150%) of the Base Rent last due in this Lease or one hundred percent (100%) of the fair market rental value for the Premises as determined by Landlord, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, that in no event shall any renewal or expansion option or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance.
36. Successors and Assigns
     The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.
37. Time
     Time is of the essence of this Lease and each and every term, condition and provision herein.
38. Brokers
     Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Brokers specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.
39. Limitation of Liability
     Tenant agrees that, in the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises, Tenant’s remedies shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest in the Buildings of the then current Landlord or (b) the equity interest Landlord would have in the Buildings if the Buildings were encumbered by third party debt in an amount equal to eighty percent (80%) of the value of the Buildings (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the “Landlord Parties” in connection with the Project, any Building or the Premises. For purposes of this Lease, “Landlord Parties” shall mean, collectively Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 39 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant’s business, including, but not limited to, loss or profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this Paragraph shall apply only to Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.
40. Financial Statements
     Within ten (10) business days after Landlord’s request, Tenant shall deliver to Landlord the then current financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Tenant shall not be required to deliver such financial statements more frequently than every six (6) months.
41. Rules and Regulations
     Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the Building and the Project. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish at the sole cost and expense of Tenant. The then current rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations. Landlord’s current rules and regulations are attached to this Lease as Exhibit B.
42. Mortgagee Protection
     (a) Modifications for Lender. If, in connection with obtaining financing for the Project or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided that such modifications do not materially adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.
     (b) Rights to Cure. Tenant agrees to give to any trust deed or mortgage holder (“Holder”), by registered mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this Paragraph 42(b)), whichever shall last occur within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.
43. Parking
     (a) Provided that Tenant shall not then be in Default under the terms and conditions of this Lease; and provided, further, that Tenant shall comply with and abide by Landlord’s parking rules and regulations from time to time in effect, Tenant shall have a license to use for the parking of standard-size passenger automobiles the number of exclusive and designated and non-exclusive and undesignated parking spaces, if any, set forth in the Basic Lease Information in the Parking Areas; provided, however, that Landlord shall not be required to enforce Tenant’s right to use such parking spaces; and provided, further, that the number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation or casualty event affecting such Parking Areas or any modifications made by Landlord to such Parking Areas. All unreserved parking spaces will be on a first-come, first-served basis in common with other tenants of and visitors to the Project in parking spaces provided by Landlord from time to time in the Project’s Parking Areas. Tenant’s license to use the parking spaces provided for herein shall be subject to such terms, conditions, rules and regulations as Landlord or the operator of the Parking Areas may impose from time to time.
     (b) Each automobile shall, at Landlord’s option to be exercised from time to time, bear a permanently affixed and visible identification sticker to be provided by Landlord. Tenant shall not and shall not permit Tenant’s Agents to park any vehicles in locations other than those specifically designated by Landlord as being for Tenant’s use. The license granted hereunder is for self-service parking only and does not include additional rights or services. Neither Landlord nor Landlord’s Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever; and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Tenant shall not assign any of its rights hereunder and, in the event an attempted assignment is made, it shall be void.
     (c) Tenant recognizes and agrees that visitors, clients and/or customers (collectively, the “Visitors”) to the Project and the Premises must park automobiles or other vehicles only in areas designated by Landlord from time to time as being for the use of such Visitors, and Tenant hereby agrees to ask its Visitors to park only in the areas designated by Landlord from time to time for the use of Tenant’s Visitors. Tenant hereby covenants and agrees to cause its Visitors to comply with and abide by Landlord’s or Landlord’s parking operator’s rules and regulations governing the use of such Visitors’ parking as may be in existence from time to time.
     (d) In the event any tax, surcharge or regulatory fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall pay such tax, surcharge or regulatory fee as Additional Rent under this Lease, such payments to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Base Rent payments if permitted by the governmental authority).
44. Entire Agreement
     This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.
45. Interest
     Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within ten (10) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at an annual rate equal to the maximum rate of interest permitted by law. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts.
46. Construction
     This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

47. Representations and Warranties of Tenant
     Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of this Lease.
     (a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.
     (b) Tenant has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.
48. Security
     (a) Tenant acknowledges and agrees that, while Landlord may engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises, the Building or the Project and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.
     (b) Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.
49. Jury Trial Waiver
     Tenant hereby waives any right to trial by jury with respect to any action or proceeding (a) brought by Landlord, Tenant or any other party, relating to (i) this Lease and/or any understandings or prior dealings between the parties hereto, or (ii) the Premises, the Building or the Project or any part thereof, or (b) to which Landlord is a party. Tenant hereby agrees that this Lease constitutes a written consent to waiver of trial by jury pursuant to the provisions of

California Code of Civil Procedure Section 631, and Tenant does hereby constitute and appoint Landlord its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Tenant does hereby authorize and empower Landlord, in the name, place and stead of Tenant, to file this Lease with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.
50. Option to Renew
     (a) Tenant shall have one (1) option (the “Renewal Option”) to extend the Term for a period of two (2) years beyond the Expiration Date (the “Renewal Term”). The Renewal Option is personal to Tenant and any Permitted Transferee and may not be exercised by any other sublessee or assignee, or by any other successor or assign of Tenant. The Renewal Option shall be effective only if Tenant is not in Default under this Lease, nor has any event occurred which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, either at the time of exercise of the Renewal Option or the time of commencement of the Renewal Term. The Renewal Option must be exercised, if at all, by written notice (“Election Notice”) from Tenant to Landlord given not more than twelve (12) months nor less than six (6) months prior to the expiration of the Term. Any such notice given by Tenant to Landlord shall be irrevocable. If Tenant fails to exercise the Renewal Option in a timely manner as provided for above, the Renewal Option shall be void. The Renewal Term shall be upon the same terms and conditions as the initial Term, except that (i) no further Renewal Option shall be available to Tenant at the expiration of the Renewal Term, and (ii) the Base Rent during the Renewal Term (the “Renewal Rate”) shall be equal to the “prevailing market rate” for space in similarly situated buildings in the vicinity of the Project comparable to the Building in location, condition, quality and type at the commencement of the Renewal Term (the “Prevailing Rate”). The term “Prevailing Rate” shall mean the base rental for such comparable space, taking into account any additional rental and all other payments and escalations payable hereunder and by tenants under leases of such comparable space. The Prevailing Rate shall be determined in accordance with Paragraph 50(b) below.
     (b) Within thirty (30) days after Landlord’s receipt of the Election Notice or as soon thereafter as is reasonably practicable, Landlord shall notify Tenant in writing (the “Renewal Rate Notice”) of the Renewal Rate. Tenant shall have twenty (20) days (the “Response Period”) after receipt of the Renewal Rate Notice to advise Landlord whether or not Tenant agrees with Landlord’s determination of the Renewal Rate. If Tenant does not respond to Landlord in writing within the Response Period, then Tenant shall be deemed to have accepted the Renewal Rate specified by Landlord in the Renewal Rate Notice. If Tenant agrees or is deemed to have agreed with Landlord’s determination of the Renewal Rate, then such determination shall be final and binding on the parties. If Tenant notifies Landlord in writing during the Response Period that Tenant disagrees with Landlord’s determination of the Renewal Rate, then within twenty (20) days after Landlord’s receipt of Tenant’s written notice, Landlord and Tenant shall each retain a licensed commercial real estate broker with at least five (5) years’ experience negotiating commercial lease transactions in the City of Palo Alto, California. If only one broker is appointed by the parties during such twenty (20) day period, then such broker shall, within twenty (20) days after his or her appointment, determine the Prevailing Rate, and such rate shall be the Renewal Rate for all purposes of this Lease. If Landlord and Tenant each appoint a broker during such twenty (20) day period as contemplated hereunder, then the brokers shall meet at least two (2) times during the thirty (30) day period commencing on the date on which the last of the brokers has been appointed (the “Broker Negotiation Period”) to attempt to mutually agree upon the Prevailing Rate. If the brokers agree upon the Prevailing Rate on or before the expiration of the Broker Negotiation Period, then the rate so determined by the brokers shall be the “Renewal Rate” for all purposes of this Lease. If the brokers cannot agree upon the Prevailing Rate at the expiration of the Broker Negotiation Period, but if the determinations of such brokers differ by less than five percent (5%) of the higher of the two, the Renewal Rate shall be the average of the two determinations. In the event such determinations differ by more than five percent (5%) of the higher of the two, then such appraisers shall within twenty (20) days designate a third broker, who shall have the same qualifications required for the initial two brokers. If the two brokers fail to agree upon and appoint a third broker, then the third broker shall be appointed by J.A.M.S./ENDISPUTE. The third broker shall, within twenty (20) days after his or her appointment, make a determination of the Prevailing Rate. The determinations of Prevailing Rate prepared by all three (3) brokers shall be compared and the Renewal Rate shall be the average of the two closest determinations. Such determination shall be final and binding upon the parties. Landlord and Tenant shall each bear the expense of the broker selected by it and shall share equally the expense of the third broker, if any. Promptly following the determination of the Renewal Rate pursuant to this Paragraph 50(b), the parties shall execute an amendment to this Lease memorializing such Renewal Rate.
51. Furniture
     During the term of this Lease, Tenant shall have the right to use the modular work stations and furniture currently located in the Premises (the “Furniture”). Tenant shall accept such Furniture in its “as-is” condition without any representation or warranty by Landlord. Tenant’s insurance as required under this Lease shall include an all risk property insurance policy for the Furniture for its full replacement value, and Tenant shall maintain the Furniture in good condition during the term hereof. At the expiration or earlier termination of this Lease, Tenant shall at Landlord’s option (i) return the Furniture to Landlord in the same condition received, ordinary wear and tear excepted, or (ii) remove the Furniture from the Premises, in which case Landlord shall transfer title thereto to Tenant.

     Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

Landlord:	Harbor Investment Partners, a California general partnership

	By:	Embarcadero Road Investors LLC, a Delaware limited liability company, General Partner

	By:	UBS Realty Investors llc, a Massachusetts limited liability company its Manager

	By:	/s/ Timothy J. Cahill
		Name:	Timothy J. Cahill
		Title:	Director - Asset Management

Tenant:	NovaRay, Inc., a Delaware Corporation

	By:	/s/ Marc C. Whyte
		Name:	Marc C. Whyte
		Title:	CEO

Exhibit A
Diagram of the Premises

A-1

Exhibit B
Rules and Regulations
     This exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit B to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this Exhibit B are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit B have the meanings ascribed to such terms in the Lease.
     1. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.
     2. All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord.
     3. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 32 of the Lease.
     4. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.
     5. Tenant shall not make any duplicate keys without the prior consent of Landlord.
     6. Tenant shall park motor vehicles in Parking Areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. Tenant shall not park motor vehicles in designated Parking Areas after the conclusion of normal daily business activity.
     7. Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Building or the Project and shall cooperate to prevent same.
     8. No person shall go on the roof without Landlord’s permission.
     9. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.
     10. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.
     11. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent

B-1

damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the Parking Areas or on streets adjacent thereto.
     12. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.
     13. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.
     14. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.
     15. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.

B-2

Exhibit C
Form of Tenant Estoppel Certificate
     _________, a _________ (“Tenant”) hereby certifies to _________ and its successors and assigns that Tenant leases from _________, a _________ (“Landlord”) approximately ___square feet of space (the “Premises”) in _________ pursuant to that certain Lease Agreement dated ______, ______ by and between Landlord and Tenant, as amended by ____________ (collectively, the “Lease”), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby certifies to ____________, that as of the date hereof:
     1. The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.
     2. Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same. Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor. Tenant is not entitled to any further payment or credit for tenant work.
     3. The initial term of the lease commenced ______, ______ and shall expire ______, ______. Tenant has the following rights to renew or extend the Term or to expand the Premises: _______________.
     4. Tenant has not paid any rentals or other payments more than one (1) month in advance except as follows: __________________.
     5. Base Rent payable under the Lease is _________ Dollars ($_________). Base Rent and additional Rent have been paid through ______, ______. There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease.
     6. There are no concessions, bonuses, free months’ rent, rebates or other matters affecting the rentals except as follows: __________________.
     7. No security or other deposit has been paid with respect to the Lease except as follows: _____________________.
     8. Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rent except as follows: _____________________. Tenant is not in default under any of the terms and conditions of the lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default.

C-1

     9. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises except as follows: _____________________.
     10. Tenant has no rights of first refusal or options to purchase the property of which the Premises is a part.
     11. The Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises.
     Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises.
     In Witness Whereof, Tenant has caused this certificate to be executed this _________ day of ______, ______.

Tenant:	NovaRay, Inc., a Delaware Corporation
By:
Name:
Title:

C-2

Exhibit D
Hazardous Materials Disclosure Certificate
     Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Paragraph 32 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	Harbor Investment Partners
c/o UBS Realty Investors llc
455 Market Street, Suite 1540
San Francisco, California 94105
Attention: Asset Manager, Harbor Business Park
Phone: (415) 538-4800

Name of (Prospective) Tenant:

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:

Length of (Prospective) initial Term:

1.	GENERAL INFORMATION:

Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS
2.1	Will any Hazardous Materials (as hereinafter defined) be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes Yes ☐ No ☐

Chemical Products Yes ☐ No ☐

Other Yes ☐ No ☐

If Yes is marked, please explain:

2.2	If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Material, including the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.
3.	STORAGE TANKS AND SUMPS
3.1	Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes ☐ No ☐

If yes, please explain:

4.	WASTE MANAGEMENT
4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes ☐ No ☐

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes ☐ No ☐

If yes, attach a copy of the most recent report filed.
5.	WASTEWATER TREATMENT AND DISCHARGE
5.1	Will your company discharge wastewater or other wastes to:

______ storm drain? ______ sewer?

______ surface water? ______ no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2	Will any such wastewater or waste be treated before discharge?

Yes ☐ No ☐

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.	AIR DISCHARGES
6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐ No ☐

If yes, please describe:

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

______ Spray booth(s) ______ Incinerator(s)

______ Dip tank(s) ______ Other (Please describe)

______ Drying oven(s) ______ No Equipment Requiring Air Permits

If yes, please describe:

6.3	Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past thirty-six months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

7. HAZARDOUS MATERIALS DISCLOSURES
7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐ No ☐

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.

Yes ☐ No ☐

If yes, please explain:

8. ENFORCEMENT ACTIONS AND COMPLAINTS
8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐ No ☐

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Paragraph 32 of the Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐ No ☐

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Paragraph 32 of the Lease Agreement.

8.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes ☐ No ☐

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

9.	PERMITS AND LICENSES
9.1	Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.
     As used herein, “Hazardous Materials” shall mean and include any substance that is or contains (a) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (b) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA;

(c) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (d) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (e) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (f) polychlorinated biphenyls; (g) lead and lead-containing materials; or (h) any additional substance, material or waste (i) the presence of which on or about the Premises (A) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (B) causes or threatens to cause a nuisance on the Premises or any adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property, or (C) which, if it emanated or migrated from the Premises, could constitute a trespass, or (ii) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws; and “Environmental Laws” shall mean and include (a) CERCLA, RCRA and TSCA; and (b) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (i) pollution, (ii) the protection or regulation of human health, natural resources or the environment, (iii) the treatment, storage or disposal of Hazardous Materials, or (iv) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

     The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Materials Disclosure Certificate will be updated from time to time in accordance with Paragraph 32 of the Lease Agreement. The undersigned further acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the Term, and any renewals thereof, of the Lease Agreement. I [print name] ____________, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(Prospective) Tenant: NovaRay, Inc., a Delaware Corporation
By:
Title:
Date:

By:
Title:
Date:

First Amendment to Lease
     This First Amendment To Lease (this “Amendment”) is entered into as of January __, 2007 by and between Harbor Investment Partners, a California general partnership (“Landlord”), and NovaRay, Inc., a Delaware corporation (“Tenant”).
Recitals
     A. Tenant and Landlord entered into that certain Lease Agreement, dated as of July 1, 2005 (the “Lease”), which Lease covers certain premises consisting of approximately twelve thousand twenty-two (12,022) rentable square feet located at 1850 Embarcadero Road, Palo Alto, California 94303. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.
     B. Landlord and Tenant now desire to amend the Lease to extend the Term, subject to each of the terms, conditions, and provisions set forth herein.
Agreement
     Now Therefore, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1. Lease Term
     The Lease Term is hereby extended for a period of twelve (12) months commencing February 1, 2007 (the “Effective Date”) and ending on January 31, 2008 (the “Extended Term”).
2. Monthly Base Rent
     Commencing on the Effective Date and continuing through the end of the Extended Term, the Monthly Base Rent payable by Tenant to Landlord shall be Fifteen Thousand Six Hundred Twenty-Eight and 60/100 Dollars ($15,628.60).
3. Option to Renew
     Paragraph 50 of the Lease is hereby deleted and Tenant acknowledges that it has no right to further extend the Term of the Lease.
4. General Provisions
     (a) Ratification and Entire Agreement. Except as expressly amended by this Amendment, the Lease shall remain unmodified and in full force and effect. As modified by this Amendment, the Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this Amendment and the Lease, the terms of this Amendment shall prevail. The Lease as amended by this Amendment constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter hereof, and all prior agreements, representations, and understandings between Landlord and Tenant with

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respect to the subject matter hereof, whether oral or written, are or should be deemed to be null and void, all of the foregoing having been merged into this Amendment, Landlord and Tenant do each hereby acknowledge that it and/or its counsel have reviewed and revised this Amendment, and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Amendment. This Amendment may be amended or modified only by an instrument in writing signed by each of the Landlord and Tenant.
     (b) Brokerage. Tenant hereby represents and warrants to Landlord that Tenant has not retained the services of any real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with, this Amendment or the transactions contemplated hereby. Tenant hereby agrees to save, defend, indemnify and hold Landlord free and harmless from all losses, liabilities, damages, and costs and expenses arising from any breach of its warranty and representation as set forth in the preceding sentence, including Landlord’s reasonable attorneys’ fees.
     (c) Authority; Applicable Law; Successors Bound. Landlord and Tenant do each hereby represent and warrant to the other that this Amendment has been duly authorized by all necessary action on the part of such party and that such party has full power and authority to execute, deliver and perform its obligations under this Amendment. This Amendment shall be governed by and construed under the laws of the State of California, without giving effect to any principles of conflicts of law that would result in the application of the laws of any other jurisdiction. This Amendment shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns with respect to the Lease.
     (d) Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.
[Signature Page Follows]

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     In Witness Whereof, Landlord and Tenant have executed this Amendment as of the date first above written.

Landlord:	Harbor Investment Partners, a California general partnership
	By:	Embarcadero Road Investors LLC, a Delaware limited liability company, General Partner
	By:	UBS Realty Investors LLC, a Massachusetts limited liability company, its Manager
	By:	/s/ Timothy J. Cahill
		Name:	Timothy J. Cahill
		Title:	Director - Asset Management

Tenant:	NovaRay, Inc., a Delaware corporation
	By:	/s/ Marc Whyte
		Name:	Marc Whyte
		Title:	CEO

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